EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-193788, 333-201443 and 333-203856) of Evogene Ltd., of our reports dated April 29, 2019, with respect to the consolidated financial statements of Evogene Ltd. and the effectiveness of internal control over financial reporting of Evogene Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer
KOST, FORER, GABBAY & KASIERER
A Member of Ernst & Young Global

Tel Aviv, Israel
April 29, 2019